ROSS MILLER
Secretary of State
204 N. Carson Street, Suite 4
Carson City, Nevada  89701-4520
(775) 684-5708
Website:  www.nvsos.gov

ARTICLES OF INCORPORATION	Filed in the office of	Document Number 20100195537023
(PURSUANT TO NRS 78)	/s/ Ross Miller Ross Miller	Filing Date and Time 03/26/2010 3:44 PM
	Secretary of State State of Nevada	Entity Number E-0138622010-5

USE BLACK IN ONLY – DO NOT HIGHLIGHT                                                                                                           ABOVE SPACE IS FOR OFFICR USE ONLY
1.	Name of Corporation:	FuLuCai Productions Ltd.
2.	Resident Agent FOR Service of Process (check only one box)
[  X ] Commercial Registered Agent:   Paracorp Incorporated
                                                                  Name
[    ]  Noncommercial Registered Agent       OR            [   ] Office or Position with Entity
         (name and address below)                                              (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address                                                                City                                Nevada              Zip Code

Mailing Address (if different from street address)  City                                Nevada          Zip Code

3.	Shares: (number of shares Corporation is authorized to issue)	Number of Shares Par value Number of shares With par value: 200,000,000 per share: $0.0001 without par value: Nil
4.	Names and Addresses of the Board of Directors/Trustees (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than 3 directors/trustees)	(1) James Durward Name c/o 1530 9th Ave S.E. Calgary AB T2G0T7 Street Address City State Zip Code
5.	Purpose: (optional – see instructions)	The purpose of this Corporation shall be:
6.	Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Caroline Winsor X /s/ Caroline Winsor Name Signature 1530-9th Ave S.E., Calgary AB T2G0T7 Address City State Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named Corporation.
X /s/ Nancy Gaches for Paracorp                                                                                                                            03/26/2010
Authorized signature of Registered Agent or On Behalf of  Registered Agent Entity Date

This form must be accompanied by appropriate fees.                                                                                                            Nevada Secretary of State NRS 78 Articles
            Revised: 4-10-09